EXHIBIT A

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FUNDS                                                                DATES
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First Trust Exchange Traded Fund VIII
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First Trust CEF Income Opportunity ETF                              09/30/18
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First Trust Municipal CEF Income Opportunity ETF                    09/30/18
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First Trust TCW Opportunistic Fixed Income ETF                      02/13/19
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EquityCompass Risk Manager ETF                                      01/19/19
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EquityCompass Tactical Risk Manager ETF                             01/19/19
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First Trust TCW Unconstrained Plus Bond ETF                         06/05/20
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